                                                                EXHIBIT 10.12(a)
                                                                ----------------

                 EXECUTIVE COMPENSATION AND BENEFITS AGREEMENT

George F. Alexander                                              The Executive
18845 Eastside Rd.
Lake Oswego, OR 97034

Renaissance Holdings, Inc.                                       The Company
9400 SW Beaverton-Hillsdale Hwy.
Beaverton, OR 97005-3363

1.   Employment.
     ----------

     The Company hereby employs Executive as its Executive Vice President and Executive hereby accepts this Executive Compensation and Benefits Agreement in conjunction with his/her employment with the Company.

2.   Effective Date.
     --------------

     This Agreement is effective September 1, 1999 (the "Effective Date"), and shall continue through August 31, 2002, unless extended by mutual agreement or terminated earlier as hereinafter provided.

3.   Duties and Responsibilities.
     ---------------------------

     Executive will, during the term of this Agreement, faithfully and diligently perform all such acts and duties and have such responsibilities and furnish such services as the Chief Executive Officer of the Company or his/her designee shall reasonably direct, including but not limited to those listed in Attachment A hereto. Executive will devote such time, energy, and skill to the business of the Company as shall reasonably be required for the performance of his/her duties.

4.   Salary and Bonus.
     ----------------

     4.1  Salary. Executive will be paid a salary of not less than his current
          ------
salary of $155,000 on an annualized basis, payable on regular Company paydays. Executive's annual salary shall be reviewed by the Company's Chief Executive Officer and Board of Directors each year during the term of this Agreement for adjustment as determined appropriate by the Board. Except as specifically stated herein or as provided on the date of execution of this Agreement (in the case of 32 days of Paid Time Off per year and Executive's entitlement to the Management Incentive Premium), Executive otherwise will

EXECUTIVE COMPENSATION AND BENEFITS AGREEMENT
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receive the same Company benefits and be subject to the same policies, practices, terms and conditions of employment as are other regular Company employees.

     4.2  Bonus. In addition to Executive's base salary, Executive is eligible
          -----
to participate in the Company's Management Incentive Plan, as approved and amended by the Board in its sole discretion, subject to objectives established annually by the Board. Attachment B, hereto, summarizes Executive's participation and objectives for the plan year ending December 31, 1999.

5.   Stock Option Grant.
     ------------------

Executive shall be given a stock option grant of twenty thousand (20,000) shares upon execution of this Agreement, which options will vest over three years in accordance with and subject to the terms and conditions of the Renaissance Holdings, Inc., 1997 Amended and Restated Stock Incentive Plan (the Stock Option
Plan). This stock option grant represents a multi-year grant and is given in consideration of Executive's execution of Agreement.

To the maximum extent permitted by law, such options shall be in the form of incentive stock options. The exercise price for the options shall be $14 per share, subject to the adjustment provisions set forth in the Stock Option Plan. Executive shall be eligible for consideration for additional option grants, in the sole discretion of the Board and subject to the terms and conditions of the Stock Option Plan.

6.   Confidential Information and Nonsolicitation.
     --------------------------------------------

Executive (shall execute/has executed) a Confidentiality and Nonsolicitation Agreement in the form attached hereto as Attachment C which shall survive the termination of this Agreement.

7.   Termination and Severance.
     -------------------------

     7.1 Except as specifically provided for in this Agreement, Executive shall not be eligible for severance pay or benefits under any other policy, program, plan, or practice of the Company.

     7.2 If Executive's employment is terminated by the Company other than for cause, as hereinafter defined, or pursuant to Sections 7.4 (death) or 7.6 (disability) or 8 (Change of Control) below, Executive shall receive as severance pay an amount equal to 12 months of Executive's salary and a pro-rata portion of Executive's target bonus reflecting Executive's partial year of service as of the date of termination. As an additional severance benefit, The Company will pay up to 12 months of COBRA premiums or until

EXECUTIVE COMPENSATION AND BENEFITS AGREEMENT
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

Executive becomes eligible for comparable group health coverage of Medicare, whichever is earlier. (At its sole discretion the Company may pay Executive the cash equivalent of the COBRA benefit rather than payment of premiums on Executive's behalf.)

     As an additional severance benefit, the Company will provide Executive with outplacement assistance with an outplacement provider of the Company's choice, up to a maximum fee of twelve percent (12%) of Executive's salary. Severance benefits shall not include payment in connection with an award of any stock option or grant, the eligibility for which will be governed solely by the terms of the Stock Option Plan.

     7.3 If Executive's employment is terminated for cause by Company or if Executive terminates his/her employment for any reason, Executive shall not be entitled to severance pay or benefits under this Agreement.

     7.4 For purposes of this Agreement, cause for termination includes, but is not limited to, the following types of conduct and circumstances: breach of any material provision of this Agreement; material violation of any statutory or common law duty of loyalty to the Company; conduct or performance that, in the judgment of the Company, adversely affects the interests of the Company or any of its affiliated or related entities or injuries or tends to injure the reputation of the Company or any of its affiliated or related entities; or conduct that, in the judgment of the Company creates a conflict of interest or the appearance of a conflict of interest between Executive and the Company or any of its affiliated or related entities.

     7.5 This Agreement shall terminate automatically in the event of Executive's death, without any obligation on the part of the Company to provide severance benefits to Executive's estate. However, the Company will pay the cost of continuation of existing group health insurance coverage for Executive's spouse, if any, and eligible dependents covered at the time of Executive's death for a period of up to twelve (12) months or such earlier date that the spouse and eligible dependent(s) are eligible for comparable group health coverage or Medicare (or in the Company's sole discretion, pay the cash equivalent of this benefit).

     7.6 The Company, in its sole discretion, may elect to terminate this Agreement and Executive's employment in the event Executive is unable or unwilling to perform the essential duties and responsibilities of his/her position for a period of more than six months due to disability, without any obligation on the part of the Company to provide severance benefits to Executive. However, the Company will pay the cost of continuation of Executive's existing group health insurance coverage for a period of up to twelve (12) months or such earlier date that Executive is eligible for comparable group health coverage or Medicare or, in the Company's sole discretion, pay the cash equivalent of this benefit.

EXECUTIVE COMPENSATION AND BENEFITS AGREEMENT
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     7.7   For purposes of this Section 7, Executive's employment shall not be considered terminated by the Company solely by reason of a change in Executive's position, duties, responsibilities, compensation, benefits, or location of employment, provided Executive remains in a position deemed by the Company to be at substantially the same level (including compensation) as the position described in Section 3 above, and provided that the location of employment of Executive remains within 30 miles of downtown Beaverton, Oregon.

     7.8 Severance pay and benefits under Section 7 are subject to applicable tax and withholdings and deductions. Severance benefits, other than outplacement assistance, shall be paid pro-rata on regular Company paydays.

     7.9 In addition to the foregoing conditions, eligibility for a receipt of severance benefits under Section 7 are subject to Executive executing and not revoking a Separation Agreement and Release of Claims in a form provided to Executive by the Company at the time of termination.

     7.10 Severance benefits under Section 7 shall not be included as compensation under any retirement plan maintained by the Company or an affiliate unless the retirement plan provides otherwise.

     7.11 Notwithstanding the foregoing, Executive shall not be eligible for severance pay or shall forfeit any outstanding severance pay and benefits amounts, as applicable, under this Section 7 if:

           7.11.1 Executive accepts an offer of re-employment by the Company or any affiliate of the Company at any time during the 12-month period commencing on the date of Executive's termination of employment with the Company; provided, however, that for purposes of this Section 7.11.1 Executive shall not be deemed to be an employee if Executive is providing consulting services to the Company or an affiliate under a commitment not expected to result in annualized compensation of greater than $100,000 per year.

           7.11.2 Executive fails to execute any documents or satisfy conditions reasonably required by the Company in order to receive severance benefits under this Agreement or fails to return property of the Company or an affiliate within the time period designated by the Company for acceptance of severance benefits.

           7.11.3 Executive fails to execute or breaches any agreement required by the Company, including but not limited to cessation of benefits and repayment of severance benefits in the event of rehire or reemployment by the Company or an affiliate or in the event of any material breach of any required confidentiality, nonsolicitation.

EXECUTIVE COMPENSATION AND BENEFITS AGREEMENT
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

nondisparagement, assistance to the Company or assistance in defense of litigation agreements or a provision of the Release of Claims.

          7.11.4 Executive accepts employment or enters into any business relationship with, or becomes, or acquires ownership of more than five percent (5%) interest in, a competitor of the Company less than 12 months after termination with the Company.

          7.11.5    Executive is eligible for severance pay and benefits under
Section 8 of this Agreement.

8.   Change in Control.
     -----------------

     8.1 If, following a Change in Control (as hereinafter defined), Executive's employment is terminated by the Company other than for cause within 12 months following a Change of Control or if Executive resigns from employment following a material alteration in Executive's position that has a detrimental impact on Executive (as hereinafter defined), Executive shall receive as severance pay an amount equal to 18 months of Executive's salary and a pro-rata portion of Executive's target bonus reflecting Executive's partial year of service as of the date of termination. As an additional severance benefit, the Company will pay up to 18 months of COBRA premiums or until Executive becomes eligible for comparable group health coverage or Medicare, whichever is earlier. As an additional severance benefit, the Company will provide Executive with outplacement assistance with an outplacement provider of the Company's choice, up to a maximum fee of twelve percent (12%) of Executive's salary. Severance benefits shall not include payment in connection with an award of any stock option or grant, the eligibility for which will be governed solely by the terms of the Stock Plan. No other severance pay or benefits shall be payable to Executive, including but not limited to severance pay or benefits under Section 7 of this Agreement.

     8.2 For the purposes of this Section 8, Change in Control shall occur if any of the following applies:

          8.2.1 Any person, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 51 percent or more of the combined voting power of the Company's then outstanding securities;

EXECUTIVE COMPENSATION AND BENEFITS AGREEMENT
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

          8.2.2 The shareholders of the Company approve a merger or other consolidation of the Company with any other Company other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 51 percent or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger of consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquired more than 51 percent of the combined voting power of the Company's then outstanding securities;

          8.2.3 A tender or exchange offer is made for the common stock of the Company (or securities convertible into common stock of the Company) and such offer results in a portion of those securities being purchased and the offeror, after the consummation of the offer, is the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act), directly or indirectly, of securities representing at least 51 percent of the voting power of outstanding securities of the Company; or

          8.2.4 The Company sells all or substantially all of its operating assets to a buyer that is not a member of the Renaissance controlled group of corporations.

     8.3 For the purposes of this Section 8, there is a material alteration in the employee's position that has a detrimental impact on the employee if:

          8.3.1 Executive's principal work location is moved more than 30 miles;

          8.3.2 Executive's salary and target bonus opportunity is reduced by at least 15 percent of Executive's base salary and target bonus opportunity before the change in compensation and the reduction is not the result of a general reduction in compensation for reasons unrelated to Executive's assignment; or

          8.3.3 There is a material reduction in the scope of Executive's responsibilities or authority.

8.4 Severance pay and benefits under Section 8 are subject to tax and other applicable withholdings and deductions. Severance benefits, other than outplacement assistance, shall be paid pro-rata on regular Company paydays.

8.5 In addition to the foregoing conditions, eligibility for and receipt of severance benefits under Section 8 are subject to Executive executing and not revoking a Separation

EXECUTIVE COMPENSATION AND BENEFITS AGREEMENT
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

Agreement and Release of Claims in a form provided to Executive by the Company at the time of termination.

8.6 Severance benefits under Section 8 shall not be included as compensation under any retirement plan maintained by the Company or an affiliate unless the retirement plan provides otherwise.

8.7 Notwithstanding the foregoing, Executive shall not be eligible for severance benefits or shall forfeit any outstanding severance pay and benefits amounts, as applicable, under this Section 8 if:

     8.7.1 Executive accepts an offer of severance benefits under any other severance plan or program maintained by the Company, or an affiliate of the Company or enters into any individual severance agreement with the Company or an affiliate that supersedes this Agreement or is terminated pursuant to
Section 7 of this Agreement or voluntarily resigns from employment for any reason that does not constitute a material alteration in Executive's position that has a detrimental impact on Executive (as defined above).

     8.7.2 Executive is involuntarily terminated for either gross misconduct or gross negligence or conduct which indicates a reckless disregard for the consequences and has a material adverse effect on the Company or an affiliate.

     8.7.3 Executive fails to execute any documents or satisfy conditions reasonably required by the Company in order to receive severance benefits under this Agreement or fails to return property of the Company or an affiliate within the time period designated by the Company for acceptance of severance benefits.

     8.7.4 Executive fails to execute or breaches any agreement required by the Company, including but not limited to cessation of benefits and repayment of severance benefits in the event of rehire or reemployment by the Company or an affiliate or in the event of any material breach of any required confidentiality, nonsolicitation, nondisparagement, assistance to the Company and assistance in defense of litigation agreements or a provision of the Release of Claims.

     8.7.5 Executive accepts an offer of re-employment by the Company or any affiliate of the Company at any time during the 18-month period commencing on the date of Executive's termination of employment with the Company; provided, however, that for purposes of this Section 8.7.5 Executive shall not be deemed to be an employee if Executive is providing consulting services to the Company or an affiliate under a commitment not expected to result in annualized compensation of greater than $100,000 per year.

EXECUTIVE COMPENSATION AND BENEFITS AGREEMENT
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

     8.7.6 Executive accepts employment or enters into any business relationship with, or becomes, or acquires ownership of more than a five percent (5%) interest in, a competitor of Company less than 18 months after termination with the Company.

9.   General Provisions.
     ------------------

9.1 Except as specifically provided herein, Executive's employment with the Company shall be subject to the same terms and conditions as applicable to other employees of the Company, including but not limited to the right of either party to terminate the employment relationship at any time and for any reason.

9.2 This Agreement shall be construed in accordance with and governed by the laws of the State of Oregon.

9.3 Executive agrees that any dispute (1) concerning the interpretation or construction of this Agreement, (2) relating to any compensation or benefits Executive may claim, or (3) relating in any way to any claim by Executive for reinstatement or reemployment by the Company after execution of this Agreement shall first be submitted to confidential mediation before a mediator selected by the parties. Should any dispute not be resolved through mediation, it shall be submitted and settled exclusively by confidential arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or such comparable rules as may be agreed upon by the parties. The parties shall be responsible for their own costs and legal fees in any mediation or arbitration proceeding. Both parties agree that the procedures outlined in this Section are the exclusive methods of dispute resolution.

9.4 This Agreement contains the entire agreement between Executive and the Company concerning the subject matters discussed herein. Any modification of this Agreement shall be effective only if in writing and signed by each party or its duly authorized representative. This Agreement supersedes all prior employment agreements between the parties. The terms of this Agreement are contractual and not mere recitals. If, for any reason, any provision of this Agreement shall be held invalid in whole or in part, such invalidity shall not affect the remainder of this Agreement.

9.5 The waiver of any breach of this Agreement by one party shall not constitute waiver by the non-breaching party of any other breach of the Agreement.

9.6 This Agreement is subject to, and conditioned on, ratification of its terms by the Board of Directors of the Company.

EXECUTIVE COMPENSATION AND BENEFITS AGREEMENT
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

RENAISSANCE HOLDINGS, INC.


By  /s/ Irving J. Levin                                  8/15/99
   -----------------------------             -----------------------------
Its: Chief Executive Officer                 Date

/s/ George F. Alexander                                   8/5/99
--------------------------------             -----------------------------
Executive Signature                          Date


Attachment A: Duties and Responsibilities of Executive
Attachment B: Target Bonus Participation Document
Attachment C: Confidentiality and Nonsolicitation Agreement

EXECUTIVE COMPENSATION AND BENEFITS AGREEMENT
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

                                  Renaissance
                                HOLDINGS, INC.

                                JOB DESCRIPTION

TITLE:              Executive Vice President

GRADE:

RANGE:

REPORTS TO:         Chief Executive Officer

SUMMARY: The Executive Vice President is responsible for planning and implementing organizational business strategies to enable the company to meet its growth and profit goals. Areas of focus include project management relating to strategic alliances, vendor relationships, new ventures, operational efficiencies and policy advisement. The Executive Vice President is part of the Management Committee of RHI.

DUTIES AND
RESPONSIBILITIES:

 .    Participates in setting overall strategic direction for the company by establishing goals for business units within RHI to support the Company's overall strategic objectives;

 .    Directs development of RCP and other new ventures;

 .    Responsible for servicing platform decisions and major enhancements (CRM)

 .    Participates in the negotiation of major contracts and in the development of strategic partnerships and alliances with vendors, creditors, clients and other business partners to ensure profitable products and services;

 .    Effectively manages multiple projects and processes in a fast-paced, rapidly changing business environment;

 .    Educates, mentors and coaches direct reports to develop managerial skills and abilities; Establishes succession plans for key positions;

ACCOUNTABILITY:

                    The Executive Vice President has a significant and primary impact on policy and strategy formulation. The Executive Vice president is responsible for mentoring and developing managers and leading process and technology initiatives. The Executive Vice President must apply principles of logical and conceptual thinking to a wide range of intellectual and practical problems, dealing with large number of variables to determine a specific course of action on the basis of need. Errors in judgment and discretion could have a more than significant impact on the Company's profitability and growth goals.

QUALIFICATIONS:

Knowledge:

            . Four year Bachelor's Degree. Master's degree in Economics or other Business related discipline is preferred along with extensive background in portfolio management and operations centers preferably in the financial services or in a high transaction processing business industry.
            . 10 to 15 years of experience in managing multiple functions within an organization; 5 to 7 years experience in a senior management capacity.
            . Experience directing business process design and implementation of projects that provide tangible results such as improved quality, productivity and business value.
            . Knowledge and experience in applying ethical businesses practices in day-to-day operations management and decision making.
            .  Successful experience in profit center management.

Skills:

            .  Excellent written and verbal communication skills.
            .  Demonstrated problem solving skills.
            . Exceptionally strong leadership and interpersonal skills. . Strong business analysis skills.
            .  Highly developed sense of business ethics.

Abilities:

            . Judgment and ability to work with other senior management on complex technical organizational issues and corporate strategic planning.
            . Ability to make good business decisions in support of strategic Company goals.
            . Ability to work independently and as a team member to professionally represent the Company.
            .  Ability to work in a fast-paced, entrepreneurial environment.
            . Incumbent must have a process orientation to identify problems, formulate solutions and implement improvements.
            .  Ability to think conceptually and manage detail.
            . Strong work ethic: efficient, well organized, dependable, self-starter, flexible.
            .  Ability to represent the Company internally and externally.

ESSENTIAL
FUNCTIONS:

                    The incumbent must meet work deadlines, have regular attendance, excellent oral and written communication skills, leadership skills, excellent interpersonal skills, ability to work with a team, ability to multi-task, use a PC and a computer terminal, and the specialized telephone system. It requires access to all areas of the office, and the ability to sit for extended periods of time, periodically bending and twisting, and frequent application of a negligible amount of force to lift, carry, push, pull, or otherwise move objects. The incumbent must be able to perform the essential functions of this position with or without reasonable accommodation. The Company will provide reasonable accommodation where necessary.


This is an exempt position.

Written By __________________________                       Date _______________

Approved By /s/ George F. Alexander                         Date    11/24/99
            -------------------------                            ---------------

JD 00125

Job descriptions are not intended to be all-inclusive lists of all responsibilities, skills, efforts or working conditions associated with a job. While this job description is intended to be an accurate reflection of the job requirements, management reserves the right to modify, add or remove duties from particular jobs and assign other duties as necessary.

New 11/99

                                                                    Attachment B

                     [LOGO OF RENAISSANCE HOLDINGS, INC.]

                                  Memorandum
--------------------------------------------------------------------------------

TO:       RHI Management

FROM:     Irving Levin / Senior Management Team

DATE:     May 7, 1999

RE:       1999 Discretionary Bonus Program


Our phenomenal first quarter performance ($4.3mm net profit!) reminded me of the need to communicate bonus strategies for 1999. The Renaissance Holdings Board of Directors agreed at our last meeting that the 1998 bonus strategy of "all or nothing" was too severe. (Meaning that we could have had a pretty terrific year but not received bonuses were we to have missed our aggressive profit target of $4.0mm).

This year we have modified the program. Our target net profit is $7.5mm, and a modest bonus pool will be funded once profits exceed $6.0mm. If we hit $6.0mm, bonuses will be small and skewed toward staff, supervisors and lower-level management. The pool will gain funding continuously over $6.0mm. At $7.5mm the funding rate shall increase: profits above $7.5mm shall ensure a healthy bonus pool. And just like last year, each dollar of profit adds to the bonus pool with no limit.

We have made a significant step toward hitting our target--we're 57% there after the first quarter. Even though we are more cautious about the next three quarters, we're still confident we can exceed $7.5mm. However, reiterating earlier comments, bonuses can vary widely from year to year, and that none of us should count our chickens. Let's go out and make them hatch.

Here is some additional discretionary bonus program information:
 .    Eligibility: All employees employed before July 1/st/ of the bonus year are eligible to be considered for a bonus, with prorated amounts for less than one full year of service. Employees must be working and on the payroll when bonuses are distributed.
 .    Discretionary bonus award criteria falls into two categories:
     Company performance (as outlined above) and individual performance in the following areas:
     - Overall job performance and contributions
     - Dependability
     - Major accomplishments
     - Other factors (e.g., Special projects, etc)
 .    Achieving the profit goal does not ensure that any employee will receive a bonus. Once the pool is funded, our existing process for determining bonuses will be followed.
 .    The profit goals will change annually.
 .    The stock option and profit-sharing programs are not affected by the bonus program.

I am available to discuss with any and all. Please share this information with your employees.

                             [LOGO OF RENAISSANCE
                                HOLDINGS, INC.]                   Attachment C

[LOGO OF RENAISSANCE                                              [LOGO OF
BANKCARD SERVICES]                                                ORCHARD BANK]


Confidentiality, Non-solicitation and Non-competition Agreement
---------------------------------------------------------------

Renaissance Bankcard Services, Inc., Orchard Federal Savings Bank and Renaissance Holdings, Inc. are recognized as industry leaders in the highly-competitive credit card business. Accordingly, many companies actively seek to obtain confidential information related to our companies. To guard against this, and clarify our confidentiality requirements for employees, we are asking you to enter into this Confidentiality, Non-solicitation and Non-competition Agreement and to abide by its terms.

In consideration of my employment with Renaissance Bankcard Services, Inc., and/or Orchard Federal Savings Bank and/or Renaissance Holdings, Inc., I agree to the following:

     1. Confidentiality. I understand that as an employee I have had and/or will
     -------------------
     have access to proprietary information, trade secrets, and other information treated by Renaissance Bankcard Services, Inc., Orchard Federal Savings Bank and Renaissance Holdings, Inc. (individually or collectively, the "Company") as Confidential Information, that such information is a valuable asset of Company and that its disclosure or unauthorized use will cause Company irreparable harm. As used in this Agreement the term "Confidential Information" means: (a) proprietary information of Company;
     (b) information marked or designated by Company as confidential; (c) information that is known to me to be treated by Company as confidential and (d) information provided to Company by third parties which Company is obligated to keep confidential. It also includes, but is not limited to, trade secrets as defined under the Uniform Trade Secrets Act, all information relating to Company's clients and customers including their names, addresses and address lists, credit card, savings or other account numbers, all information supplied by clients and customers, credit card portfolios, profitability statistics and loss rates, credit card transactions, scoring techniques, policies and reports, business strategies, pricing, technology, methods, techniques, procedures, products, costs, employee compensation, marketing plans, computer programs or systems, inventions, developments, and trade secrets of every kind and character. I agree that I will not disclose any Confidential Information to any person, agency or court unless compelled to do so by law. I also will not use Confidential Information for my own benefit or that of any other person, corporation, government or other entity. If I am required by law to disclose any Confidential Information, before doing so I will notify the Director of Human Resources of the Company and provide a copy of the subpoena, summons or other legal document. I agree that upon my separation from employment (or earlier if requested by Company), I will return to Company all originals and copies of documents and other materials in my possession or control relating to Company or containing or derived from Confidential Information. If requested, I agree to execute a written certification satisfactory to Company to the effect that all such documents and materials have been returned.

     2. Non-solicitation of Employees. I agree that I will not solicit, divert
     ---------------------------------
     or take away either the employment of any employees or customers of the Company for a period of one (1) year from the date my employment with Company ends. I specifically acknowledge and agree that the terms of this provision are reasonable in every respect and in particular because of the comprehensive and specialized nature of the Company's business.

Non-competition, Confidentiality and Non-solicitation Agreement
Page 1 of 2